As filed with the Securities and Exchange Commission on June 8, 2012

Registration No. 333-181841

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEGEND OIL AND GAS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Colorado	1381	84-1570556
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1420 5th Avenue, Suite 2200

Seattle, Washington 98101

(206) 274-5165

(Address, Including Zip Code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

James Vandeberg

Chief Financial Officer

Legend Oil and Gas Ltd.

1420 5th Avenue, Suite 2200

Seattle, Washington 98101

(206) 274-5165

(Name, Address, including Zip Code, and Telephone Number,

including Area Code, of Agent for Service)

With a copy to: Timothy M. Woodland, Esq. Cairncross & Hempelmann, P.S. 524 Second Ave., Ste. 500 Seattle, WA 98104-2323 (206) 254-4424

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Shares of Common Stock, par value $0.001 per share	11,700,000 shares	$0.23	$2,691,000	$308.39(4)

(1)	The registrant is registering for resale, from time to time, up to 11,700,000 shares of its common stock, par value $0.001, that the registrant may sell and issue to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of May 18, 2012, by and between Lincoln Park and the registrant. In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of shares of common stock registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that adjustment provisions of the Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based on the last sale price for the common stock as reported by the OTC Bulletin Board on May 30, 2012.
(3)	Pursuant to Rule 457(p) of the Securities Act, the registrant is applying $308.39 from previously paid registration fees toward the registration fee for this registration statement. This amount consists of $308.39 of the total $5,730 paid in registration fees in connection with the registrant’s withdrawn registration statement no. 333-179008 filed on January 13, 2012.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (SEC File No. 333-181841) is being filed solely for the purposes of amending the Exhibit Index in Item 16 of Part II of the Registration Statement and furnishing the XBRL exhibits indicated in such Item. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II to the Registration Statement and the Exhibit Index. The XBRL information furnished with this Amendment No. 1 had been previously included with the registrant’s periodic reports filed pursuant to its reporting obligations under the Securities Exchange Act of 1934, as amended.

No changes are being made to the prospectus constituting Part I of the Registration Statement by this filing, and therefore it has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses in connection with the sale and distribution of the common stock being registered. The Selling Stockholder does not bear any of the costs set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Registration Fee Under the Securities Act of 1933	$308
Legal Fees and Expenses	12,000
Accounting Fees and Expenses	4,000
Printing and Miscellaneous	1,000

Total	$17,308

Item 14. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Colorado. Our articles of incorporation limit the personal liability of our directors to the fullest extent permitted by Colorado law. Under Colorado law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for damages for (i) any breach of the director’s duty of loyalty to the corporation or to its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act (CBCA); or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the CBCA is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the foregoing, the liability of each director may be eliminated or limited to the fullest extent permitted under the provisions of the Colorado Business Corporation Act as so amended. But no such provision may eliminate or limit the liability of a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (b) for any transaction from which the director derived an improper personal benefit (see Section 7-109-102(4) of the CBCA).

Our bylaws also include indemnification provisions under which we have the power to indemnify our directors, officers, former directors and officers, employees and other agents (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which a director or officer is made a party by reason of being or having been a director or officer of our Company. Our bylaws further provide for the advancement of expenses incurred in connection with a proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts if it is determined that the party is not entitled to be indemnified under our bylaws. These indemnification rights are contractual, and as such will continue as to a person who has ceased to be a director, officer, employee or other agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

We have a directors’ and officers’ liability insurance policy in place pursuant to which our directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities

The following is a summary of all securities that we have sold within the past three years without registration under the Securities Act of 1933, as amended:

•

On October 26, 2010, we completed a private placement for the offer and sale of 1,300,000 units at a price of $0.50 per unit, for gross proceeds of $650,000. Each unit consisted of one share of common stock and one common stock purchase warrant. The private placement was conducted under the exemption from registration provided pursuant to Regulation S under the Securities Act (rules governing offers and sales of securities made outside of the United States without registration). Each warrant entitles the holder to purchase an additional share of common stock at $0.50 per share for a period of three years from the date of issuance. The proceeds were used to acquire working interests in oil and gas leases and for general working capital.

•

On December 3, 2010, we issued 500,000 shares of common stock at a price of $0.50 per share. The securities were issued to one “non-U.S. person” in an “offshore transaction” (as those terms are defined under Regulation S of the Securities Act) relying on Regulation S and Section 4(2) of the Securities Act. The proceeds were used for working capital.

•

On February 2, 2011, we completed a private placement for the offer and sale of 300,000 units at $0.50 per unit, for gross proceeds of $150,000. Each unit consisted of one share of common stock and one common stock purchase warrant. The private placement was conducted under the exemption from registration provided pursuant to Regulation S under the Securities Act (rules governing offers and sales of securities made outside of the United States without registration). Each warrant entitles the holder to purchase an additional share of common stock at $0.50 per share for a period of three years from the date of issuance. The proceeds were used to acquire working interests in oil and gas leases.

•

On April 28, 2011, we completed a private placement for the offer and sale of 250,000 units at $1.00 per unit, for gross proceeds of $250,000. Each unit consisted of one share of common stock and one common stock purchase warrant. The private placement was conducted under the exemption from registration provided pursuant to Regulation S under the Securities Act (rules governing offers and sales of securities made outside of the United States without registration). Each warrant entitles the holder to purchase one additional share of common stock at $1.00 per share with a term of three years. The proceeds were used for general working capital.

•

On August 10, 2011, we completed a private placement for the offer and sale of 2,300,000 units at $2.00 per unit, for gross proceeds of $4,600,000. Each unit consisted of one share Convertible Preferred Stock and one common stock purchase warrant. Each warrant entitles the holder to purchase an additional share of common stock at $2.00 per share for a period of three years from the date of issuance. The private placement was conducted under the exemption from registration provided pursuant to Regulation S under the Securities Act (rules governing offers and sales of securities made outside of the United States without registration). We used a portion of the proceeds to purchase the Canadian Assets. The rights and preferences of the Convertible Preferred Stock are described below in “DESCRIPTION OF CAPITAL STOCK – Convertible Preferred Stock.”

•

On September 28, 2011, we entered into a retainer letter agreement with Midsouth Capital Inc., an investment banking firm, to provide investment banking services in connection with a possible future best efforts private placement offering by us to raise additional capital. As part of the compensation to be paid to Midsouth, we issued 10,000 restricted shares of common stock to Midsouth. This issuance was exempt from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

•

On October, 20, 2011, we issued 3,552,516 shares of common stock to Sovereign as part of the purchase price for the Canadian Assets pursuant to the Asset Purchase Agreement. This issuance of the common stock was exempt from registration in the United States pursuant to Regulation S under the Securities Act (rules governing offers and sales of securities made outside of the United States without registration).

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•

In January 2012, we issued 60,000 shares to Gross Capital, Inc., pursuant to a consulting services agreement that we entered into for the provision of certain investor relations services. The issuance to Gross Capital, Inc. was exempt from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

•

In May 2012, we issued an additional 21,350,247 shares of common stock to Sovereign as part of the purchase price for the Canadian Assets pursuant to the Asset Purchase Agreement. This issuance of the common stock was exempt from registration in the United States pursuant to Regulation S under the Securities Act (rules governing offers and sales of securities made outside of the United States without registration).

•

In May 2012, we issued 915,900 shares of common stock to Lincoln Park Capital Fund, LLC pursuant to the terms of the Purchase Agreement. The sale and issuance was exempt from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this Registration Statement beginning on page E-1 and are incorporated herein by reference.

(b) Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(3), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be seemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on June 8, 2012.

LEGEND OIL AND GAS LTD. A Colorado corporation

By:	/s/ James Vandeberg
Name:	James Vandeberg
Title:	Chief Financial Officer
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates stated.

/s/ Marshall Diamond-Goldberg	President and Director (Principal Executive Officer)	Dated: June 8, 2012
Marshall Diamond-Goldberg

/s/ James Vandeberg James Vandeberg	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	Dated: June 8, 2012

/s/ John F. Busey	Director	Dated: June 8, 2012
John F. Busey

Alan Jochelson	Director

EXHIBIT INDEX

Exhibit No.	Description	Location

3.1	Amended and Restated Articles of Incorporation dated January 29, 2007	Incorporated by reference herein from our report on Form 8-K dated January 29, 2007, filed with the SEC on January 30, 2007.

3.2	First Articles of Amendment to the Amended and Restated Articles of Incorporation dated October 4, 2010	Incorporated by reference herein from our definitive Information Statement filed with the SEC on October 19, 2010.

3.3	Articles of Amendment to the Articles of Incorporation dated August 12, 2011	Incorporated by reference herein from our amended current report on Form 8-K dated August 11, 2011, filed with the SEC on September 16, 2011.

3.4	Bylaws dated November 29, 2000	Incorporated by reference herein from our registration statement on Form 10-SB, filed with the SEC on April 25, 2002.

4.1	Specimen Legend Oil and Gas, Ltd. Common Stock Certificate	Incorporated by reference herein from our report on Form 10-K dated December 31, 2010, filed with the SEC on March 31, 2011.

4.2	Form of Warrant issued to Iconic Investment Co.	Incorporated by reference herein from our report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 13, 2011.

4.3	Form of Warrant issued in connection with August 2011 unit financing	Incorporated by reference herein from our report on Form 10-Q for the period ended June 30, 2011, filed with the SEC on August 12, 2011.

4.4	Specimen Legend Oil and Gas, Ltd. Convertible Preferred Stock Certificate	Incorporated by reference herein from our report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 14, 2011.

5.1	Legal Opinion of Cairncross & Hempelmann, P.S.	Incorporated by reference herein from our registration statement on Form S-1 (SEC File No. 333-181841), filed with the SEC on June 1, 2012.

10.1	Consulting Agreement by and between Marlin Consulting Corp. and Legend dated September 1, 2010	Incorporated by reference herein from our report on Form 10-K dated December 31, 2010, filed with the SEC on March 31, 2011.

10.2	Agreement for Purchase and Sale by and between Piqua Petro, Inc. and the Company dated October 20, 2010 (Piqua Project)	Incorporated by reference herein from our report on Form 8-K dated October 29, 2010, filed with the SEC on November 4, 2010.

10.3	Assignment of Oil and Gas Lease by Wasaabee Energy Inc. dated February 25, 2011 (Bakken Project)	Incorporated by reference herein from our report on Form 10-K dated December 31, 2010, filed with the SEC on March 31, 2011.

10.4	Assignment of Oil and Gas Lease by Wasaabee Energy Inc. dated March 23, 2011 (Bakken Project)	Incorporated by reference herein from our report on Form 10-K dated December 31, 2010, filed with the SEC on March 31, 2011.

10.5	Assignment of Oil and Gas Lease by Wasaabee Energy Inc. dated March 30, 2011 (Bakken Project)	Incorporated by reference herein from our report on Form 10-K dated December 31, 2010, filed with the SEC on March 31, 2011.

10.6	Subscription Agreement by and between Legend Oil and Gas, Ltd. and Iconic Investment Co. dated January 21, 2011	Incorporated by reference herein from our report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 13, 2011.

10.7	Subscription Agreement by and between Legend Oil and Gas, Ltd. and Iconic Investment Co. dated April 28, 2011	Incorporated by reference herein from our report on Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 13, 2011.

10.8A	Legend Oil and Gas, Ltd. 2011 Stock Incentive Plan, as amended	Incorporated by reference herein from our report on Form 8-K dated February 7, 2012, filed with the SEC on February 13, 2012

10.8B	Form of Stock Option Agreement under 2011 Stock Incentive Plan	Incorporated by reference herein from our report on Form 8-K dated February 7, 2012, filed with the SEC on February 13, 2012

10.9	Form of Subscription Agreement in connection with August 2011 unit financing	Incorporated by reference herein from our report on Form 10-Q for the period ended June 30, 2011, and filed with the SEC on August 12, 2011.

10.10A	Asset Purchase Agreement by and among International Sovereign Energy Corp., Legend Oil and Gas, Ltd., and Legend Energy Canada Ltd. dated September 13, 2011	Incorporated by reference herein from our report on Form 8-K dated September 12, 2011, filed with the SEC on September 16, 2011.

10.10B	Amending Agreement to Asset Purchase Agreement, by and among International Sovereign Energy Corp., Legend Oil and Gas, Ltd., and Legend Energy Canada Ltd. dated October 20, 2011	Incorporated by reference herein from our report on Form 8-K/A dated October 20, 2011, filed with the SEC on November 23, 2011

10.11	Credit Facility Offering Letter by and between National Bank of Canada and Legend Energy Canada Ltd. dated August 15, 2011	Incorporated by reference herein from our amended current report on Form 8-K dated August 11, 2011, filed with the SEC on September 16, 2011.

10.12	Acknowledgment of Debt Revolving Demand Credit Agreement by and between National Bank of Canada and Legend Energy Canada Ltd. dated August 15, 2011	Incorporated by reference herein from our amended current report on Form 8-K dated August 11, 2011, filed with the SEC on September 16, 2011.

10.13	Fixed and Floating Charge Demand Debenture by and between National Bank of Canada and Legend Energy Canada Ltd. dated October 19, 2011	Incorporated by reference herein from our report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 14, 2011.

10.14	Pledge by Legend Energy Canada Ltd. dated October 19, 2011	Incorporated by reference herein from our report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 14, 2011.

10.15	Assignment of Book Debts by Legend Energy Canada Ltd. dated October 19, 2011	Incorporated by reference herein from our report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 14, 2011.

10.16	Negative Pledge and Undertaking by and between National Bank of Canada and Legend Energy Canada Ltd. dated October 19, 2011	Incorporated by reference herein from our report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 14, 2011.

10.17	Amending Offering Letter by and among National Bank of Canada, Legend Energy Canada Ltd. and the Company dated March 26, 2012	Incorporated by reference herein from our report on Form 10-K dated December 31, 2011, filed with the SEC on March 20, 2012

10.18	CA$1.5 million Variable Rate Demand Note by Legend Energy Canada Ltd. in favor of National Bank of Canada	Incorporated by reference herein from our report on Form 10-K dated December 31, 2011, filed with the SEC on March 20, 2012

10.19	Letter of Guarantee by the Company in favor of National Bank of Canada, dated May 11, 2012	Incorporated by reference herein from our report on Form 10-Q dated March 31, 2012, and filed with the SEC on May 15, 2012

10.20	General Security Agreement by and between the Company and National Bank of Canada, dated May 11, 2012	Incorporated by reference herein from our report on Form 10-Q dated March 31, 2012, and filed with the SEC on May 15, 2012

10.21	Amending Offering Letter by and among National Bank of Canada, Legend Energy Canada Ltd. and the Company dated May 31, 2012	Incorporated by reference herein from our report on Form 8-K dated May 31, 2012, and filed with the SEC on June 1, 2012

10.22	Office Space Lease by and between Dundeal Canada (GP) Inc. and Legend Energy Canada Ltd., dated October 17, 2011	Incorporated by reference herein from our report on Form 8-K/A dated October 20, 2011, filed with the SEC on November 23, 2011

10.23	Summary of Non-Employee Director Compensation	Incorporated by reference herein from our report on Form 8-K dated February 7, 2012, filed with the SEC on February 13, 2012

10.24	Form of Director Indemnification Agreement	Incorporated by reference herein from our report on Form 8-K dated February 7, 2012, filed with the SEC on February 13, 2012

10.25	Purchase Agreement, dated May 18, 2012, between the Company and Lincoln Park Capital Fund, LLC	Incorporated by reference herein from our report on Form 8-K dated May 18, 2012, and filed with the SEC on May 23, 2012

10.26	Registration Rights Agreement, dated May 18, 2012, between the Company and Lincoln Park Capital Fund LLC	Incorporated by reference herein from our report on Form 8-K dated May 18, 2012, and filed with the SEC on May 23, 2012

21.1	Subsidiaries	Incorporated by reference herein from our report on Form 8-K/A dated October 20, 2011, filed with the SEC on November 23, 2011

23.1	Consent of Peterson Sullivan LLP	Incorporated by reference herein from our registration statement on Form S-1 (SEC File No. 333-181841), filed with the SEC on June 1, 2012.

23.2	Consent of KLH Consulting	Incorporated by reference herein from our registration statement on Form S-1 (SEC File No. 333-181841), filed with the SEC on June 1, 2012.

23.3	Consent of Insite Petroleum Consultants Ltd.	Incorporated by reference herein from our registration statement on Form S-1 (SEC File No. 333-181841), filed with the SEC on June 1, 2012.

23.4	Consent of Cairncross & Hempelmann, P.S.	Included in the Legal Opinion filed as Exhibit 5.1

24.1	Power of Attorney	Incorporated by reference herein from our registration statement on Form S-1 (SEC File No. 333-181841), filed with the SEC on June 1, 2012.

99.1	Reserve Report of KLH Consulting (as of December 31, 2011), dated March 1, 2012	Incorporated by reference herein from our report on Form 10-K dated December 31, 2011, filed with the SEC on March 30, 2012.

99.2	Reserve Report of InSite Petroleum Consultants Ltd. (as of December 31, 2011), dated March 1, 2012	Incorporated by reference herein from our report on Form 10-K dated December 31, 2011, filed with the SEC on March 30, 2012.

101.INS**	XBRL Instance Document	Furnished herewith

101.SCH**	XBRL Taxonomy Extension Schema Document	Furnished herewith

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document	Furnished herewith

101.LAB**	XBRL Taxonomy Extension Label Linkbase Document	Furnished herewith

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document	Furnished herewith

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document	Furnished herewith

**	Pursuant to Rule 406T of Regulation S-T, these interactive XBRL data files shall be deemed to be “furnished” and not “filed,” and shall not be deemed part of this Registration Statement or the prospectus contained herein for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.

E-4